                                                                    EXHIBIT 99.1

                                    EXHIBIT A


                        AGREEMENT REGARDING JOINT FILING

         The undersigned hereby agree and consent to the joint filing on their behalf of this amendment to Schedule 13G in connection with their beneficial ownership of the common stock of First Aviation Services Inc.

Dated:   February 13, 2001

CANPARTNERS INVESTMENTS IV, LLC,
A CALIFORNIA LIMITED LIABILITY COMPANY

BY:  CANPARTNERS INCORPORATED,
     A CALIFORNIA CORPORATION,
     AN AUTHORIZED MEMBER

By:  /s/ JOSHUA S. FRIEDMAN
     -------------------------------
Name:   Joshua S. Friedman
Title:  Vice President

CANYON CAPITAL ADVISORS LLC,
A DELAWARE LIMITED LIABILITY COMPANY


By:  /s/ JOSHUA S. FRIEDMAN
     -------------------------------
Name:   Joshua S. Friedman
Title:  Managing Director


/s/ JOSHUA S. FRIEDMAN
---------------------------------
Joshua S. Friedman



/s/ MITCHELL R. JULIS
-----------------------------
Mitchell R. Julis




/s/ R. CHRISTIAN B. EVENSEN
-----------------------------
R. Christian B. Evensen


                                   Exhibit A